                                                   EX 4.1




                        GAYLORD RECEIVABLES CORPORATION
                                   Transferor

                         GAYLORD CONTAINER CORPORATION
                                Initial Servicer

                                      and

                    MANUFACTURERS AND TRADERS TRUST COMPANY
                                    Trustee


                   _________________________________________



                               SERIES 1993-1 A-RI
                        SUPPLEMENTAL ISSUANCE AGREEMENT

                         dated as of September 24, 1993

                                       to

                        POOLING AND SERVICING AGREEMENT

                         dated as of September 24, 1993

                   _________________________________________


                                  $70,000,000

                        GAYLORD RECEIVABLES MASTER TRUST
                         SERIES 1993-1 A-RI CERTIFICATE

                               SERIES 1993-1 A-RI
                        SUPPLEMENTAL ISSUANCE AGREEMENT


     THIS SERIES 1993-1 A-RI SUPPLEMENTAL ISSUANCE AGREEMENT, dated as of September 24, 1993 (this "Agreement"), is made by and among GAYLORD RECEIVABLES CORPORATION, a Delaware corporation, as Transferor ("GRC"), GAYLORD CONTAINER CORPORATION, a Delaware corporation (in its individual capacity, "Gaylord"), as initial Servicer (in such capacity, together with any successor in such capacity, the "Servicer"), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Trustee (in such capacity, together with any successor in such capacity, the "Trustee").

     Pursuant to the Pooling and Servicing Agreement, dated as of September 24, 1993 (as it may be amended, supplemented or otherwise modified from time to time and as supplemented hereby, the "Pooling and Servicing Agreement"), among GRC, the Servicer and the Trustee, GRC may from time to time direct the Trustee to cause the Trust to issue one or more series of Class A-RI Certificates representing certain beneficial interests in the Trust. Certain terms applicable to any such series are to be set forth in a Supplemental Issuance Agreement.

     Pursuant to this Agreement, GRC and the Trustee shall hereby create a series of Class A-RI Certificates and specify certain terms thereof herein.

                                   ARTICLE I

                     DEFINITIONS; INCORPORATION OF TERMS OF
                        POOLING AND SERVICING AGREEMENT

     SECTION 1.01 Definitions. (a) Capitalized terms that are used herein but are not defined have the meanings that Appendix A to the Pooling and Servicing Agreement ascribes to such terms.

     (b) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Certificate Issuance Date" means September 24, 1993.

     "Collateral Agent" has the meaning ascribed thereto in the Revolving Credit Agreement.

     "Facility Agent" has the meaning ascribed thereto in the Revolving Credit Agreement.

     "First Scheduled Principal Payment Date" has the meaning set forth in Section 4.02.

     "Lender" has the meaning ascribed thereto in the Revolving
Credit Agreement.

     "Payment Date" means each date specified in the Revolving Credit Agreement on which interest on the Revolving Loans or any fees, costs, expenses, indemnities or other amounts (excluding repayments of principal) payable under the Revolving Credit Agreement are required to be paid.

     "Pay-Out Period Commencement Date" means, with respect to the Series 1993-1 A-RI Certificate, the earliest to occur, prior to the Liquidation Commencement Date, of

          (a) the Scheduled Pay-Out Commencement Date,

          (b) if (i) the Scheduled Pay-Out Commencement Date has not occurred and (ii) a Liquidation Event or an Unmatured Liquidation Event has not occurred and continued, the Settlement Date specified in a written notice given by GRC to the Trustee and by the Trustee to the Collateral Agent, as the holder of the Series 1993-1 A-RI Certificate (as more fully described in Section 2.02), pursuant to Section 4.03(i) of the Pooling and Servicing Agreement as the date on which a full or partial prepayment will commence with respect to the Series 1993-1 A-RI Certificate, and

          (c) if a Liquidation Event has occurred and continued, the day that is ten Business Days after the date on which the Collateral Agent, at the direction of the Required Lenders (as defined in the Revolving Credit Agreement), votes in favor of causing the commencement of the Liquidation Period as a result of such Liquidation Event, but the Liquidation Commencement Date does not occur because the Required Investors do not vote in favor of causing the commencement of the Liquidation Period.

     "Revolving Commitment" has the meaning ascribed thereto in the Revolving Credit Agreement.

     "Revolving Credit Agreement" means that certain Revolving Credit Agreement, dated as of September 24, 1993, among GRC, various financial institutions parties thereto, Harris Trust and Savings Bank as Facility Agent and as Collateral Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Revolving Loans" means loans made pursuant to the Revolving
Credit Agreement.

     "Revolving Notes" has the meaning ascribed thereto in the Revolving Credit Agreement.

     "Revolving Percentage" has the meaning ascribed thereto in the Revolving Credit Agreement.

     "Scheduled Pay-Out Commencement Date" means July 1, 1998, as such date may be extended from time to time with the consent of the Collateral Agent, in its capacity as the holder of the Series 1993-1 A-RI Certificate (pursuant to Section 2.02), as such extension is more fully described in Section 4.03.

     "Security Agreement" has the meaning ascribed thereto in the Revolving Credit Agreement.

     "Series 1993-1 A-RI Certificate" means the Series 1993-1
A-RI Certificate substantially in the form of Exhibit A hereto.

     "Supplemental Interest Payments" has the meaning set forth in Section 4.01.

     (c) As long as the Series 1993-1 A-RI Certificate is issued and outstanding, the term "Amendment Approval Documents," when used in the Revolving Credit Agreement, the Security Agreement or any of the Revolving Notes or in any Transaction Document shall include the Revolving Credit Agreement and the Security Agreement.

     (d) As long as the Series 1993-1 A-RI Certificate is issued and outstanding, the term "Transaction Documents," when used in the Revolving Credit Agreement, the Security Agreement or any of the Revolving Notes or in any Transaction Document shall include the Revolving Credit Agreement, the Security Agreement, the Revolving Notes and all agreements, instruments and documents executed and delivered or to be executed and delivered in connection therewith.

     SECTION 1.02 Incorporation of Terms and Conditions of Pooling and Servicing Agreement. This Agreement hereby incorporates by reference the terms and provisions of the Pooling and Servicing Agreement (including, without limitation, the terms and conditions that are applicable to all series of Class A-RI Certificates) as if such terms and conditions were set forth in full herein. As supplemented by this Agreement, the Pooling and Servicing Agreement is hereby in all respects ratified and confirmed and the Pooling and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same agreement. In the event of any conflict between the terms of this Agreement and the terms of the Pooling and Servicing Agreement or Appendix A thereto, the terms of this Agreement shall control.

                                   ARTICLE II

                             DESIGNATION; HOLDER OF
                         SERIES 1993-1 A-RI CERTIFICATE

     SECTION 2.01 Designation. There is hereby created a series of Class A-RI Certificates to be issued pursuant to the Pooling and Servicing Agreement and this Agreement and to be known as the "Series 1993-1 A-RI Certificate." Subject to the prior satisfaction (or waiver) of the conditions set forth in Article III, the Trustee shall authenticate and deliver the Series 1993-1 A-RI Certificate to GRC in the manner and at the times for authentication and delivery of Class A-RI Certificates that are specified in Article VI of the Pooling and Servicing Agreement.

     SECTION 2.02 Collateral Agent as Holder. Upon the delivery of the Series 1993-1 A-RI Certificate by the Trustee to GRC, GRC shall deliver the Series 1993-1 A-RI Certificate to the Collateral Agent. The parties hereto hereby acknowledge and agree that the Collateral Agent, as agent for the Lenders, will hold the Series 1993-1 A-RI Certificate as collateral for the obligations of GRC that arise under or in connection with the Revolving Credit Agreement, the Revolving Notes and the Security Agreement. The Lenders shall, in accordance with the terms of (and subject to the conditions in) the Revolving Credit Agreement, provide their respective Revolving Percentages of Revolving Loans to the Facility Agent for delivery to GRC. The Collateral Agent, as the holder of the Series 1993-1 A-RI Certificate, shall be deemed to have provided such funds to GRC in respect of the Series 1993-1 A-RI Certificate pursuant to the terms and subject to the conditions set forth in this Agreement and the Pooling and Servicing Agreement upon GRC's receipt of such funds from the Facility Agent (on behalf of the Lenders). Notwithstanding the fact that GRC is the owner of the Series 1993-1 A-RI Certificate, the Collateral Agent shall exercise, at the direction of the Lenders given pursuant to the Revolving Credit Agreement, all rights with respect to the Series 1993-1 A-RI Certificate (including, without limitation, (i) the right to receive all distributions made on the Series 1993-1 A-RI Certificate pursuant to Article V of the Pooling and Servicing Agreement and (ii) the right to vote on all matters on which the Holder of the Series 1993-1 A-RI Certificate is entitled to vote pursuant to the Pooling and Servicing Agreement) as if the Collateral Agent were the legal and beneficial owner of the Series 1993-1 A-RI Certificate. When exercising any such rights, the Collateral Agent shall be deemed to be an Investor Certificateholder for purposes of the Transaction Documents, it being understood that the Collateral Agent holds the Series 1993-1 A-RI Certificate for the benefit of each of the Lenders, the Facility Agent and itself as collateral security pursuant to the terms (and subject to the conditions) of the Revolving Credit Agreement and the Security Agreement.


                                  ARTICLE III

                     CONDITIONS TO ISSUANCE OF CERTIFICATE

     SECTION 3.01 Conditions to Issuance. The Trustee will not authenticate the Series 1993-1 A-RI Certificate to be issued hereunder unless each of the following conditions has been satisfied:

          (a)  The Trustee, as assignee of GRC pursuant to
     Section 2.01 of the Pooling and Servicing Agreement, shall have received the documentation described in Section 4.1 of the Purchase Agreement and all of such documentation shall comply with the requirements of such Section 4.1;

          (b)  The Trustee shall have received written
     notification from S&P that ultimate payment of principal and timely payment of interest on the Series 1993-1 A-RI
     Certificate to the Collateral Agent for the benefit of the Lenders shall be rated AAA by S&P;

          (c) The Trustee or its agent shall have received, and shall be holding in trust pursuant to the Pooling and Servicing Agreement, the Trust Assets and all documents, instruments and other assets required by the Pooling and Servicing Agreement to be delivered to the Trustee with respect thereto as of the First Issuance Date;

          (d) GRC shall have (i) caused all required UCC financing statements in respect of the Trust Assets to be duly filed in the manner required by the laws of each appropriate jurisdiction and performed all other actions required by Sections 2.01, 3.03 and 3.10 of the Pooling and Servicing Agreement to perfect the interest of the Trustee (for the benefit of the Certificateholders) in the Trust Assets and (ii) paid, or caused to be paid, all transfer taxes, documentary stamp taxes and filing fees incurred in connection therewith;

          (e) The Trustee shall have received certified copies of the certificate of incorporation and by-laws of GRC, and of all documents evidencing corporate action taken by the Seller and GRC approving the execution and delivery of the Transaction Documents to which they are parties and the consummation of the transactions contemplated thereby;

          (f) The Trustee shall have received (directly or as assignee of GRC) signature and incumbency certificates executed by the Authorized Officers of the Seller and GRC certifying the identities and signatures of those officers who executed the Transaction Documents to which they are parties; and

          (g)  GRC shall have paid or shall have made
     arrangements for payment of all taxes, fees and governmental charges, if any, due in connection with the execution and delivery of this Agreement and the Pooling and Servicing Agreement, the issuance of the Certificates and the assignment and pledge of the Trust Assets to the Trustee under the Pooling and Servicing Agreement.


                                   ARTICLE IV

                               PAYMENTS; MATURITY

     SECTION 4.01 Payment of Interest. On and after the Certificate Issuance Date, interest will be paid on the Series 1993-1 A-RI Certificate in an amount equal to the amount of interest that is required to be paid from time to time on the Revolving Loans pursuant to the Revolving Credit Agreement. In addition, whenever fees, costs, expenses, indemnities or any other amounts (excluding repayments of principal) are required to be paid under the Revolving Credit Agreement (all of the foregoing being herein collectively called the "Supplemental Interest Payments"), additional interest will be paid on the Series 1993-1 A-RI Certificate in an amount equal to the aggregate amount of Supplemental Interest Payments that are then required to be paid pursuant to the Revolving Credit Agreement. The rate of interest on the Series 1993-1 A-RI Certificate shall be a variable rate which, when multiplied by the then Ratable Principal Amount of the Series 1993-1 A-RI Certificate, will result in an amount to be paid as interest that is equal to the sum of (x) the amount of interest, plus (y) the aggregate amount of Supplemental Interest Payments that, in the case of each of the foregoing, are then required to be paid under the Revolving Credit Agreement. Except as expressly provided otherwise in this Agreement, interest on the Series 1993-1 A-RI Certificate in an aggregate amount equal to the sum of all interest and all Supplemental Interest Payments that are accrued and unpaid for the period from the preceding Payment Date to (but excluding) the then-current Payment Date shall be payable on each Payment Date in the manner described in Article V of the Pooling and Servicing Agreement for interest payments that are to be made with respect to Class A-RI Certificates, and shall be paid to the Collateral Agent without set-off or counterclaim.

     SECTION 4.02 Payment of Principal. Except as provided otherwise in this Agreement, principal payments on the Series 1993-1 A-RI Certificate will commence on the Settlement Date (the "First Scheduled Principal Payment Date") that occurs in the month following the Scheduled Pay-Out Commencement Date, and will be made on each Settlement Date that occurs thereafter until the principal amount of the Series 1993-1 A-RI Certificate has been paid in full; provided, however, that principal payments with respect to the Series 1993-1 A-RI Certificate may commence prior to the First Scheduled Principal Payment Date if (a) the Liquidation Commencement Date has occurred on an earlier date, or
(b) a Pay-Out Period with respect to the Series 1993-1 A-RI Certificate has occurred prior to the First Scheduled Principal Payment Date as a result of the occurrence of one of the events described in clause (b) or (c) of the definition of "Pay-Out Period Commencement Date." Principal shall be payable on the Series 1993-1 A-RI Certificate in the manner described in Article V of the Pooling and Servicing Agreement for principal payments to be made with respect to Class A-RI Certificates, and shall be paid to the Collateral Agent without set-off or counterclaim.

     SECTION 4.03 Maturity; Extension of Maturity. The stated maturity date of the Series 1993-1 A-RI Certificate is 180 days after the Commitment Termination Date (as defined in the Revolving Credit Agreement). The stated maturity of the Series 1993-1 A-RI Certificate will be extended if the Scheduled Pay-Out Commencement Date is extended as described hereinafter. During the third month prior to the third anniversary of the Closing Date (as defined in the Revolving Credit Agreement) and during such month in each year that occurs thereafter prior to the occurrence of the earlier of (x) the Scheduled Pay-Out Commencement Date or (y) the Liquidation Commencement Date, GRC may notify the Collateral Agent that GRC wishes to extend the Scheduled Pay-Out Commencement Date by one additional year. If the Scheduled Commitment Termination Date is extended pursuant to
Section 3.03 of the Revolving Credit Agreement, then the Collateral Agent will agree to extend the Scheduled Pay-Out Commencement Date for one additional year, and the stated maturity of the Series 1993-1 A-RI Certificate shall also be extended for an additional year.

                                   ARTICLE V

                          CERTAIN MATTERS RELATING TO
                         SERIES 1993-1 A-RI CERTIFICATE

     Section 5.01 Ratable Principal Amount; Class A-RI Initial Invested Amount. The "Ratable Principal Amount" of the Series 1993-1 A-RI Certificate means the then aggregate outstanding principal amount thereof. The Class A-RI Initial Invested Amount with respect to the Series 1993-1 A-RI Certificate is $70,000,000.

     Section 5.02  Stated Amount of Series 1993-1 A-RI
Certificate.  (a)  The Stated Amount of the Series 1993-1 A-RI
Certificate is $70,000,000 (the "Series 1993-1 A-RI Stated
Amount").  The outstanding Ratable Principal Amount of the Series
1993-1 A-RI Certificate shall at no time exceed the Series 1993-1
A-RI Stated Amount.

     (b) If, at any time, the Revolving Commitment under the Revolving Credit Agreement shall be increased, the Series 1993-1 A-RI Stated Amount shall be increased by a corresponding amount until it equals the amount of the Revolving Commitment. If, at any time, the Revolving Commitment under the Revolving Credit Agreement shall be decreased, the Series 1993-1 A-RI Stated Amount shall be decreased by a corresponding amount until it equals the amount of the Revolving Commitment, as so reduced.

     SECTION 5.03 Funding of Ratable Principal Amount. If GRC wishes to allocate a positive Variable Amount or all or part of the Class A-RF Amount to the Series 1993-1 A-RI Certificate in order to cause the Ratable Principal Amount thereof to be funded or to effect an increase in the Ratable Principal Amount thereof, GRC will request the Lenders, in accordance with the procedures set forth in (and subject to the limitations of) the Revolving Credit Agreement, to make Revolving Loans to GRC. Without limiting any provision of the Revolving Credit Agreement or any other Transaction Document, the parties acknowledge and agree that GRC shall not be entitled to request the Lenders, and the Lenders shall not be required, to make Revolving Loans during any grace period that has been extended by operation of the first proviso to Section 9.01(a) of the Pooling and Servicing Agreement. Such Revolving Loans, if and when made, shall be deemed to be funds provided to GRC by the Collateral Agent, as the holder of the Series 1993-1 A-RI Certificate (pursuant to Section 2.02), in order to fund initially or to increase (as applicable) the Ratable Principal Amount of the Series 1993-1 A-RI Certificate. Any such increase shall be in an amount not to exceed the sum, if positive, of (a) the Variable Amount on the day on which such increase takes effect (as described hereinafter) and (b) the amount of the Class A-RF Certificate as of the opening of business on such day. GRC shall request such a funding or such an increase in the Ratable Principal Amount of the Series 1993-1 A-RI Certificate by providing a Revolving Notice of Borrowing (as defined in the Revolving Credit Agreement) to the Facility Agent at the time and place, and in the manner, provided for in Section 2.02 of the Revolving Credit Agreement for delivery of Revolving Notices of Borrowing. GRC may make such a request at any time prior to the earlier of (i) the Liquidation Commencement Date and (ii) the Pay-Out Period Commencement Date.

     If the conditions set forth in the Revolving Credit Agreement to making the Revolving Loans requested by GRC shall have been satisfied, the Lenders shall, in accordance with the Revolving Credit Agreement, provide their respective Revolving Percentages of such requested Revolving Loans to the Facility Agent for delivery to GRC. The Collateral Agent, as the holder of the Series 1993-1 A-RI Certificate (pursuant to Section 2.02), shall be deemed to have provided such funds to GRC in order to fund, or to effect an increase in, the Ratable Principal Amount of the Series 1993-1 A-RI Certificate pursuant to the terms and subject to the conditions set forth in this Agreement and the Pooling and Servicing Agreement upon GRC's receipt of such funds from the Facility Agent (on behalf of the Lenders). The outstanding Ratable Principal Amount of the Series 1993-1 A-RI Certificate shall be increased, on the Business Day on which GRC receives immediately available funds from the Facility Agent on behalf of the Lenders, by the amount of funds that GRC receives on such day from the Facility Agent.

     SECTION 5.04 Mandatory Reductions in Series 1993-1 A-RI Certificate. (a) If, on any day, the amount funded under the Series 1993-1 A-RI Certificate exceeds the Ratable Principal Amount of the Series 1993-1 A-RI Certificate, GRC shall cause funds in the amount of such excess to be paid to the Collateral Agent, as the holder of the Series 1993-1 A-RI Certificate (as provided in Section 2.02), pursuant to clause Third or Seventh (as applicable) of Section 4.03(f) of the Pooling and Servicing Agreement.

     (b) At any time when GRC is required to reduce the Ratable Principal Amount of the Series 1993-1 A-RI Certificate pursuant to Section 2.03(b) of the Revolving Credit Agreement and to make a corresponding payment to the Facility Agent (to reimburse the Facility Agent for a mistaken funding), GRC shall effect a reduction in the Ratable Principal Amount of the Series 1993-1 A-RI Certificate pursuant to Section 4.03(c) of the Pooling and Servicing Agreement by causing funds to be paid to the Collateral Agent, as the holder of the Series 1993-1 A-RI Certificate (as provided in Section 2.02), pursuant to clause Third or Seventh (as applicable) of Section 4.03(f) of the Pooling and Servicing Agreement in an amount equal to the amount of the reduction calculated pursuant to Section 2.03(b) of the Revolving Credit Agreement. If there is a shortfall in the amount of Collections available for such purpose and GRC used the proceeds of such funding to pay to Gaylord the Purchase Price for new Receivables or amounts owed on the GRC Note, Gaylord shall immediately pay to GRC an amount equal to such shortfall.

     (c) At any time when the Series 1993-1 A-RI Stated Amount is reduced pursuant to Section 5.02(b), GRC shall, contemporaneously therewith, effect a reduction in the Ratable Principal Amount of the Series 1993-1 A-RI Certificate pursuant to Section 4.03(c) of the Pooling and Servicing Agreement, to the extent that such Ratable Principal Amount then exceeds the Series 1993-1 A-RI Stated Amount as so reduced, by causing funds to be paid to the Collateral Agent, as the holder of the Series 1993-1 A-RI Certificate (as provided in Section 2.02), pursuant to clause Third or Seventh (as applicable) of Section 4.03(f) of the Pooling and Servicing Agreement until the Ratable Principal Amount of the Series 1993-1 A-RI Certificate equals the then aggregate outstanding principal amount of the Revolving Loans.

     (d) Notwithstanding anything to the contrary in the Pooling and Servicing Agreement, any reduction that GRC effects in the Ratable Principal Amount of the Series 1993-1 A-RI Certificate by means of an allocation that GRC directs the Servicer to make pursuant to Section 4.03(c) of the Pooling and Servicing Agreement, other than any such reduction that is described above in Section 5.04(b), shall be in a minimum amount of $1,000,000 and in increments of $100,000 in excess thereof.

     (e) The amount of interest to be paid to the Collateral Agent, as the holder of the Series 1993-1 A-RI Certificate (pursuant to Section 2.02), upon any reduction of all or part of the outstanding Ratable Principal Amount of the Series 1993-1 A-RI Certificate shall include interest accrued on the amount of such reduction to the date on which such reduction is to be made.

     Section 5.05  Restrictions on Issuance of Certain Additional
Series of Investor Certificates. GRC and the Trustee hereby agree that, at any time when the Series 1993-1 A-RI Certificate is issued and outstanding, it will be the only issued and outstanding Class A-RI Certificate.


                                   ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.01  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS
OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS
PRINCIPLES.

     SECTION 6.02 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

     SECTION 6.03 Effect of Unenforceable Provisions. If any provision hereof shall be invalid, illegal or unenforceable in any jurisdiction, the remaining provisions shall continue to be valid and enforceable and such provision shall continue to be valid and enforceable in any other jurisdiction.

     SECTION 6.04 Reporting Requirements. Notwithstanding any provision in the Pooling and Servicing Agreement to the contrary, the Trustee shall provide to the Collateral Agent, as the holder of the Series 1993-1 A-RI Certificate (pursuant to Section 2.02), copies of all reports, certificates, notices and other documents that the Trustee receives from the Servicer, GRC or any GCC Person pursuant to the Pooling and Servicing Agreement and the other Transaction Documents except (a) documents relating to the designation or termination of any Bank Accounts or Account Banks pursuant to Section 3.03(c) of the Pooling and Servicing Agreement, (b) file-stamped copies and receipts delivered to the Trustee pursuant to Section 3.10(a) of the Pooling and Servicing Agreement, (c) notices provided to the Trustee pursuant to
Section 4.04 of the Pooling and Servicing Agreement, (d) requests from the Servicer that are delivered to the Trustee pursuant to
Section 6.07 of the Pooling and Servicing Agreement and (e) documents relating to the names and addresses of Account Banks or the account numbers of Bank Accounts that are delivered to the Trustee pursuant to Section 7.01(k) of the Pooling and Servicing Agreement. The Trustee shall deliver each such report, certificate, notice or document (as applicable) that is required to be delivered pursuant to the preceding sentence to the Collateral Agent, as the holder of the Series 1993-1 A-RI Certificate (pursuant to Section 2.02), promptly after the Trustee receives such report, certificate, notice or document (as applicable) and without any request being made therefor by the Collateral Agent, in its capacity as such holder. In addition, the Trustee shall deliver to the Collateral Agent, as the holder of the Series 1993-1 A-RI Certificate, or S&P any or all of the items described above in clauses (a) through (e) promptly after the Collateral Agent or S&P (as applicable) requests any or all such items (as the case may be) in writing. The Trustee shall also give the Collateral Agent and S&P prompt notice of the appointment of a Successor Servicer pursuant to Section 3.01(d) of the Pooling and Servicing Agreement.

     SECTION 6.05 Accuracy of Information Memorandum. GRC and Gaylord hereby represent and warrant that, as of September 24, 1993, neither (a) the Confidential Information Memorandum (excluding Section V thereof and Exhibit IV thereto), dated September, 1993 (the "Memorandum") nor (b) that certain letter dated September 16, 1993 from the Vice President and Treasurer of Gaylord to the Lenders (as defined in the Revolving Credit Agreement) supplementing certain disclosure contained in the Memorandum, each of which relates to the transactions contemplated by the Revolving Credit Agreement and each of which has been provided to the Lenders, contained any untrue statement of a material fact or omitted to state material facts necessary to make the statements therein not misleading, in each case in light of the circumstances under which such statements were made.

     SECTION 6.06 Liens on Transferred Assets. Gaylord agrees that it shall not grant a lien to any Person on any of its assets (including equipment and inventory) that may give rise to Transferred Assets unless (i) such Person shall have entered into an agreement with the Trustee that is substantially similar to the Intercreditor Agreement, dated as of September 24, 1993, between the Trustee and Bankers Trust Company, as agent for certain lenders to Gaylord, or (ii) all of the Lenders shall have consented to such lien in writing.

     SECTION 6.07 Third-Party Beneficiaries. Each of the parties hereto acknowledges and agrees that each of the Lenders is a third party beneficiary of the representation and warranty made by GRC and Gaylord in Section 6.05 and of the covenant of Gaylord in Section 6.06. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly provided otherwise in the first sentence of this Section 6.07, nothing contained in this Agreement shall confer any rights upon any Person which is not a party to, or a permitted assignee of a party to, this Agreement or the Revolving Credit Agreement.

     IN WITNESS WHEREOF, GRC, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              GAYLORD RECEIVABLES CORPORATION,
                                as Transferor


                              By:________________________________
                                Title:___________________________

                                Address:  1013 Centre Road
                                          Wilmington, Delaware  19805

                                Attention:  Vice-President and
                                             Treasurer
                                Telephone:  (302) 998-0595
                                Facsimile:  (302) 998-2078

                              A copy of each notice shall be sent to:

                              Gaylord Receivables Corporation
                              500 Lake Cook Road
                              Suite 400
                              Deerfield, Illinois  60015

                              Attention:  Vice President and
                                           Treasurer
                              Telephone:  (708) 405-5576
                              Facsimile:  (708) 405-5628

                                          and

                              Kirkland & Ellis
                              200 East Randolph Drive
                              Chicago, Illinois  60601

                              Attention:  William S. Kirsch
                                          Stephen L. Ritchie

                              GAYLORD CONTAINER CORPORATION,
                                individually and as Servicer


                              By:________________________________
                                Title:___________________________

                                Address:  500 Lake Cook Road
                                          Suite 400
                                          Deerfield, Illinois 60015

                              Attention:  Vice-President and Treasurer
                              Telephone:  (708) 405-5576
                              Facsimile:  (708) 405-5628


                              MANUFACTURERS AND TRADERS TRUST
                                COMPANY, as Trustee


                              By:________________________________
                                Title:___________________________
                                Address: One M&T Plaza
                                         Buffalo, New York 14203

                                Attention: Corporate Trust Department
                                Telephone: (716) 842-5602
                                Facsimile: (716) 842-4474

                                                    EXHIBIT A

                         SERIES 1993-1 A-RI CERTIFICATE



THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE OR THE LAWS OF ANY FOREIGN COUNTRY. THIS CERTIFICATE MAY NOT BE RESOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH RESALE, TRANSFER OR DISPOSITION IS (i) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, WHICH PERSON IS AWARE THAT THE RESALE, TRANSFER OR OTHER DISPOSITION IS BEING MADE IN RELIANCE ON RULE 144A AND TO WHOM SUCH RESALE, TRANSFER OR DISPOSITION IS BEING MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS, OR (ii) ITSELF EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION TO THE RESTRICTIONS SET FORTH ABOVE, EACH SUCH RESALE, TRANSFER OR DISPOSITION IS SUBJECT TO CERTAIN ADDITIONAL REQUIREMENTS WHICH ARE SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED BELOW) AND WHICH MUST BE COMPLIED WITH BY THE TRANSFEROR AND THE TRANSFEREE PRIOR TO ANY SUCH RESALE, TRANSFER OR DISPOSITION.


                        GAYLORD RECEIVABLES MASTER TRUST

                         SERIES 1993-1 A-RI CERTIFICATE


                                     Stated Amount: $70,000,000

     THIS CERTIFIES THAT GAYLORD RECEIVABLES CORPORATION is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the Gaylord Receivables Master Trust (the "Trust"), which was created pursuant to the Pooling and Servicing Agreement, dated as of September 24, 1993 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Pooling and Servicing Agreement"), by and among Gaylord Receivables Corporation, a Delaware corporation, as Transferor ("GRC"), Gaylord Container Corporation, as initial Servicer (in such capacity, the "Servicer"), and Manufacturers and Traders Trust Company, as trustee (together with its successors and assigns in such capacity, the "Trustee"). This Certificate is the duly authorized Series 1993-1 A-RI Certificate designated and issued under the Series 1993-1 A-RI Supplemental Issuance Agreement, dated as of September 24, 1993 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Series 1993-1 A-RI Supplemental Issuance Agreement"), among GRC, the Servicer and the Trustee.

To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Series 1993-1 A-RI Supplemental Issuance Agreement or Appendix A to the Pooling and Servicing Agreement. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the Series 1993-1 A-RI Supplemental Issuance Agreement and the Pooling and Servicing Agreement, to which terms, provisions and conditions the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

     This Certificate will be pledged by GRC to Harris Trust and Savings Bank in its capacity as initial Collateral Agent (together with any successors thereto in such capacity, the "Collateral Agent") pursuant to that certain Security Agreement dated as of September 24, 1993 by GRC in favor of the Collateral Agent. So long as this Certificate is pledged to the Collateral Agent, (i) all Distributions shall be paid to, and all rights under this Certificate (including without limitation voting rights) shall be exercised solely by, the Collateral Agent, and
(ii) GRC shall not be entitled to receive any such Distributions or exercise any such rights.

     The Ratable Principal Amount of this Certificate may vary from time to time as is further set forth in the Pooling and Servicing Agreement and the Supplemental Issuance Agreement.

     This Certificate shall bear interest on and after the Certificate Issuance Date as set forth in the Series 1993-1 A-RI
Supplemental Issuance Agreement.

     The Pooling and Servicing Agreement may be amended and the rights and obligations of the parties thereto and of the holder of this Certificate modified as set forth in the Pooling and Servicing Agreement.

     Unless the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the holder hereof to any benefit under the Pooling and Servicing Agreement or under any other Transaction Document or be valid for any purpose.

     This Certificate does not represent an obligation of, or an interest in, GRC, the Seller, the Servicer, the Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Trust Assets.

     As provided in the Pooling and Servicing Agreement, and subject to the restrictions on sale, transfer and disposition set forth therein and in the other Transaction Documents, upon surrender for registration of transfer of this Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, GRC shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same class and series which are in authorized denominations of like aggregate fractional interests in the Revolving Certificate Interest, and which bears a number that is not contemporaneously outstanding.

     As provided in the Pooling and Servicing Agreement, and subject to the restrictions on exchange set forth therein and in the other Transaction Documents, at the option of the holder, this Certificate may be exchanged for other Certificates of the same class and series of authorized denominations of like aggregate fractional interests in the Revolving Certificate Interest and bearing numbers that are not contemporaneously outstanding, upon surrender of this Certificate to be exchanged at any such office or agency. If this Certificate is so surrendered for exchange, GRC shall execute, and the Trustee shall authenticate and deliver, the appropriate number of Certificates of the same class and series.

     If this Certificate is presented or surrendered for registration of transfer or exchange, it shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the holder hereof or his attorney-in-fact duly authorized in a writing delivered to the Transfer Agent and Registrar.

     This Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles, and all obligations, rights and remedies under, or arising in connection with, this Certificate shall be determined in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, GRC has caused this Certificate to be executed by its officer thereunto duly authorized.

                              GAYLORD RECEIVABLES CORPORATION



                              By:
                                 Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is the Series 1993-1 A-RI Certificate referred to in the Series 1993-1 A-RI Supplemental Issuance Agreement.

                              MANUFACTURERS AND TRADERS TRUST
                              COMPANY, as Trustee



                              By:
                                 Title:_______________________



DATED:  September 24, 1993